Exhibit 99.1

Press Release For Immediate Release

Independent Bank Group, Inc.

Announces Closing of Subordinated Notes Offering

McKINNEY, Texas, December 19, 2017 — Independent Bank Group, Inc. (Nasdaq: IBTX), the holding company for Independent Bank, today announced the closing of its underwritten public offering of $30 million aggregate principal amount of its 5.00% Fixed-to-Floating Rate Subordinated Notes due December 31, 2027 (the “Notes”).

The net proceeds to Independent Bank Group, after deducting the underwriting discount and offering expenses, were approximately $29.3 million. Independent Bank Group intends to use the proceeds of the offering for general corporate purposes, including to increase capital to support continued growth through acquisitions and continued organic growth.

The Notes initially bear a fixed interest rate of 5.00% per year, payable semi-annually in arrears. Commencing on December 31, 2022, the interest rate on the Notes will reset on a quarterly basis to the three-month LIBOR rate plus a spread of 283 basis points, payable quarterly in arrears. Independent Bank Group may, at its option, redeem the Notes, in whole or in part, beginning December 31, 2022, and on any scheduled interest payment date thereafter. Independent Bank Group may also at its option redeem the Notes in whole, but not in part, at any time within 90 days following the occurrence of certain specified tax events, capital events, or investment company events. Any redemption will be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date, and could be subject to and require prior regulatory approval. The Notes are not subject to repayment at the option of the holders.

Piper Jaffray & Co. and U.S. Bancorp Investments, Inc. were joint book-running managers for the offering.

The Notes were issued pursuant to an effective shelf registration statement (File No. 333-218782) which Independent Bank Group filed with the Securities and Exchange Commission (the “SEC”) and only by means of a prospectus supplement and accompanying prospectus. A final prospectus supplement has been filed with the SEC to which this communication relates. Prospective investors should read the final prospectus supplement and the accompanying prospectus and other documents Independent Bank Group has filed with the SEC for more complete information about Independent Bank Group and the offering. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Piper Jaffray & Co., Attn: Jon Faison, 800 Nicollet Mall, Suite 1000, Minneapolis, MN 55402, Phone: 612-303-6358. For inquires on the transaction, please contact Chris Hagen of Piper Jaffray & Co. at Christopher.D.Hagen@pjc.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates in four market regions located in the Dallas/Ft. Worth, Austin, and Houston, Texas and the Colorado Front Range areas.

Forward Looking Statements

Certain statements contained in this press release and related presentations that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended. These forward-looking statements include information about our possible or assumed future economic performance future results of operations, including our future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows, and our future capital expenditures and dividends, future financial condition and changes therein, including changes in our loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for our future operations, future or proposed acquisitions, the future or expected effect of acquisitions on our operations, results of operations, financial condition, and future economic performance and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim”, “anticipate”, “estimate”, “expect”, “goal”, “guidance”, “intend”, “is anticipated”, “is expected”, “is intended”, “objective”, “plan”, “projected”, “projection”, “will affect”, “will be”, “will continue”, “will decrease”, “will grow”, “will impact”, “will increase”, “will incur”, “will reduce”, “will remain”, “will result”, “would be”, variations of such words or phrases (including where the word “could”, “may”, or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that we make are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. Independent Bank Group disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on Independent Bank Group, Inc. is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, its Quarterly Report on Form 10-Q for the three-month period ended September 30, 2017 and its other filings with the SEC.

Contacts:

Analysts/Investors:

Michelle Hickox

Executive Vice President and Chief Financial Officer

(972) 562-9004

mhickox@ibtx.com

Media:

Peggy Smolen

Vice President Marketing & Communications

(972) 562-9004

psmolen@ibtx.com

Source: Independent Bank Group, Inc.

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